Morgan Stanley Health Sciences Trust
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Anthem   10/29/01   $36.00   38,100  0.145%  $1,728,000,0  0.079%   Goldma
Inc.                                              00                   n
                                                                     Sachs